UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒   No fee required.

☐   Fee paid previously with preliminary materials.

☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT ALERT

The September 13th Special Meeting of Stockholders is just three weeks away and according to our latest records, we have not yet received your vote.

Twitter’s Board of Directors unanimously recommends that

you maximize the value of your investment by voting TODAY

FOR all proposals presented at the special meeting.

FOR

As Proposal 1, the proposal to adopt the merger agreement with affiliates of Elon Musk, requires the affirmative vote of a majority of the outstanding shares, your vote is very important, regardless of the number of shares that you own.

Please help Twitter avoid the expense of additional solicitation by voting today. You may vote by telephone, via the Internet, or by signing, dating and returning the hard-copy proxy card or voting instruction form. If you received this reminder by email you may also vote by simply clicking the “VOTE NOW” button in the accompanying email.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR

HOW FEW SHARES YOU MAY OWN!

If you have any questions about the special meeting or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

1 (877) 750-8338 (TOLL-FREE from the U.S. and Canada)

or +1 (412) 232-3651 (From other countries)